UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019 (February 1, 2019)

ICTV BRANDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49638	76-0621102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry into a Material Definitive Agreement.

As previously reported on November 27, 2018, ICTV Brands Inc. (the “Company”), issued a secured convertible promissory note, dated November 20, 2018, in favor of each of (i) Kelvin Claney, the Company’s Chief Executive Officer, and Robin Claney, jointly, in the principal amount of $450,000 with interest thereon at the rate of 10% per annum (the “Claney Note”), and (ii) Stephen Jarvis, a member of the Company’s Board of Directors, in the principal amount of $100,000 with interest thereon at the rate of 10% per annum (the “Jarvis Note” and, together with the Claney Note, the “Notes”). As previously reported, pursuant to security agreements that were entered into by the parties, the Notes are secured by a security interest providing Kelvin Claney and Robin Claney, or Stephen Jarvis, as the case may be, with certain rights and remedies, subject to any senior perfected security interest, including, among other rights, the right to collect, receipt for, settle, compromise, adjust, sue for, foreclose or otherwise realize upon any collateral and to dispose of any of the collateral at public or private sale or other proceedings.

The Notes provided that, at any time on or before repayment in full of the Notes, Kelvin and Robin Claney, with respect to the Claney Note, and Stephen Jarvis, with respect to the Jarvis Note, shall have the option, from time to time or at any time, to convert all or any portion of the principal amount of such Note into duly authorized, validly issued fully paid and non-assessable shares of Company’s common stock, par value $0.001 per share at a per share conversion price equal to the average closing price of the common stock over the ten trading days prior to the date of the Notes (the “Conversion Option”).

On February 1, 2019, (i) the Company and Kelvin Claney and Robin Claney entered into a modification to the Claney Note (the “Claney Amendment”) and (ii) the Company and Stephen Jarvis entered into a modification to the Jarvis Note (the “Jarvis Amendment” and, together with the Claney Amendment, the “Amendments”), pursuant to which the parties agreed to remove the Conversion Option from the Notes. All other terms and conditions of the Notes remain unchanged and in full force and effect.

The issuance of the Notes, as amended, was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act.

The foregoing summary of the terms and conditions of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, which are filed as Exhibits 4.3 and 4.4 hereto.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Amendments is incorporated herein by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1

Secured Convertible Promissory Note, dated November 20, 2018, in favor of Kelvin Claney and Robin Claney (Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 27, 2018)

4.2	Secured Convertible Promissory Note, dated November 20, 2018, in favor of Stephen Jarvis (Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 27, 2018)

4.3	Note Modification, dated February 1, 2019, between ICTV Brands Inc. and Kelvin Claney and Robin Claney

4.4	Note Modification, dated February 1, 2019, between ICTV Brands Inc. and Stephen Jarvis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV BRANDS INC.

Date: February 4, 2019	By:	/s/ Kelvin Claney
	Name:	Kelvin Claney
	Title:	Chief Executive Officer